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                                                                    EXHIBIT 99.1

                        [INSTEEL INDUSTRIES, INC. LOGO]



                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE           Contact: Michael C. Gazmarian
                                         Chief Financial Officer and Treasurer
                                         Insteel Industries, Inc.
                                         336-786-2141, Ext. 3020


     INSTEEL INDUSTRIES COMMON STOCK TO BEGIN TRADING ON OTC BULLETIN BOARD

MOUNT AIRY, N.C., February 8, 2002 - Insteel Industries, Inc. today announced that its common stock began trading on the OTC Bulletin Board on February 8, 2002 under the symbol "IIIN." The company's common stock will remain publicly traded and the company continues to be subject to all applicable periodic reporting requirements of the Securities and Exchange Commission. Insteel's common stock was previously listed on the New York Stock Exchange under the trading symbol "III."

Insteel Industries is one of the nation's leading manufacturers of wire products. The company manufactures and markets concrete reinforcing products, industrial wire, nails and tire bead wire for a broad range of construction and industrial applications.

This news release contains forward-looking statements that reflect management's current assumptions and expectations regarding the occurrence of future actions or events. Such statements are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain words such as "expects," "plans," "believes," "will," "estimates," "intends," and other words of similar meaning that do not relate strictly to historical or current facts. Forward-looking statements are subject to various risks and uncertainties that include, but are not limited to, those risk factors that are discussed in the company's latest Form 10-K and subsequent periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially from those projected, stated or implied by such statements.

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1373 BOGGS DRIVE/MOUNT AIRY, NORTH CAROLINA 27030/ 336-786-2141/FAX 336-786-1244